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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 28, 1994, except for Note 13, as to which the date is August 11, 1995, appearing on page F-3 of Amendment No. 1 to PerSeptive Biosystems, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995 filed on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of such Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Boston, Massachusetts
July 12, 1996